Exhibit 10.43

EXECUTION COPY

AMENDMENT NO. 2 TO LEASE

THIS AMENDMENT NO. 2 TO LEASE (“Amendment”) is made as of the 20th day of June 2016 (“Effective Date”), by and between SQUARE 54 OFFICE OWNER LLC, a Delaware limited liability company (“Landlord”), and VANDA PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, by Lease dated as of July 25, 2011, as amended by that Amendment No. 1 to Lease dated March 18, 2014 (collectively, the “Lease”), Landlord is leasing to Tenant 21,400 square feet of rentable area located on the 3rd floor (“3rd Floor East Premises”) and 8,860 square feet of rentable area on the 2nd floor (“2nd Floor East Premises”) of the East Tower of the Building (collectively, the “Premises”), located at 2200 Pennsylvania Avenue, NW, Washington, DC (the “Building”); and

WHEREAS, the Lease Term with respect to the 3rd Floor East Premises is currently scheduled to expire as of March 31, 2023; and

WHEREAS, Landlord and Tenant desire to amend the Lease to (i) extend the Lease Term as it relates to the 3rd Floor East Premises for an additional period of three (3) years and six (6) months, and (ii) modify certain other terms of the Lease in accordance with and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as provided for such terms in the Lease.

2. Lease Term. The Lease Term with respect to the 3rd Floor East Premises is hereby extended to be coterminous with the Lease Term for the 2nd Floor East Premises for a period of three (3) years and six (6) months (“Extension Term”) commencing on April 1, 2023 (“Extension Term Commencement Date”), and expiring on September 30, 2026 (“Extension Term Expiration Date”), unless otherwise terminated sooner in accordance with the terms and conditions of the Lease.

3. Base Rent/Operating Expenses. (a) Commencing on the Extension Term Commencement Date, Tenant shall pay to Landlord as annual base rent for the 3rd Floor East Premises, without setoff, deduction or demand, an amount equal to the product of Sixty-One and 66/100 Dollars ($61.66), multiplied by the total number of square feet of rentable area in the 3rd Floor East Premises (i.e., $1,319,523.96, annually). The base rent payable herein shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first (1st) day of each month during the Extension Term (i.e., $109,960.33, monthly) in accordance with the terms set forth in Article III of the Lease.

2200 Pennsylvania Avenue NW

Vanda Pharmaceuticals Amendment No. 2

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(b) Commencing on the first anniversary of the Extension Term Commencement Date and on each anniversary thereafter during the Extension Term, the annual base rent payable by Tenant with respect to the 3rd Floor East Premises shall be increased by two and one-half percent (2.5%) of the amount of annual base rent payable for the 3rd Floor East Premises during the immediately preceding twelve (12) month period.

(c) During the Extension Term, Tenant shall continue to pay its proportionate share of the Operating Expenses incurred by Landlord in connection with the management, operation and ownership of the Building pursuant to the terms set forth in Article IV of the Lease.

4. Condition of the 3rd Floor East Premises. (a) Except as provided herein, Tenant accepts the 3rd Floor East Premises in its existing “as is” condition as of the Extension Term Commencement Date.

(b) During the Extension Term, Tenant shall have the right to make certain alterations, renovations and modifications (“3rd Floor East Premises Work”) in and to the 3rd Floor East Premises. It is understood and agreed that Landlord will not make and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the 3rd Floor East Premises. All 3rd Floor East Premises Work shall be done in accordance with the requirements set forth in Exhibit B to the Lease.

(c) Provided no Event of Default has occurred, Landlord shall grant Tenant an improvement allowance (“3rd Floor East Premises Allowance”) in an amount equal to (a) Fifteen and 00/100 Dollars ($15.00), multiplied by (b) the number of rentable square feet in the 3rd Floor East Premises (i.e., $321,000.00) to be applied to the 3rd Floor East Premises Work and the design thereof, which such 3rd Floor East Premises Allowance shall be made available to Tenant as of the 3rd Floor East Premises Commencement Date. Any portion of the 3rd Floor East Premises Allowance that remains unreserved and unapplied after the expiration of the first twelve (12) months of the Extension Term shall be deemed waived and forfeited.

(d) Disbursements of the 3rd Floor East Premises Allowance will be made in accordance with the terms and conditions set forth in Exhibit B to the Lease.

5. Renewal. Tenant shall maintain the right to extend the term of the Lease as provided in Rider No. 1 to the Lease upon the Extension Term Expiration Date; provided however, Tenant’s right to renew the term of the Lease with respect to the 3rd Floor East Premises is subject and subordinate to the right of Hunton & Williams LLP (and its successors and assigns) to expand into the 3rd Floor East Premises pursuant to expansion rights (including rights to first offer space) contained in Hunton & Williams LLP’s lease pursuant to Rider No. 1 in the Lease. Additionally, all other terms and conditions of the Extension Term shall be in accordance with Rider No. 1 to the Lease; provided however, the first sentence of Section 1(a) of Rider No. 1 to Lease shall be amended to read as follows:

“1 (a) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice of the exercise thereof (“Renewal Option Notice”) not less than twelve (12) months (“Outside Notice Deadline”) and not more than fourteen (14) months prior to the Extension Term Expiration Date.”

2200 Pennsylvania Avenue NW

Vanda Pharmaceuticals Amendment No. 2

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6. Ratification. Except as otherwise expressly modified by the terms of this Amendment, the Lease shall remain unchanged and continue in full force and effect. All terms, covenants and conditions of the Lease not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as further amended hereby, constitute valid and binding obligations of Landlord and Tenant enforceable according to the terms thereof.

7. Broker. Landlord recognizes Savills Studley, Inc. (the “Broker”) as the sole broker procuring this Amendment and shall pay said Broker a commission pursuant to a separate agreement between said Broker and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided in the preceding sentence, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Amendment. Landlord and Tenant shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Landlord or Tenant or with whom Landlord or Tenant has dealt in connection with this Amendment, other than the Broker.

8. Authority.

(a) Tenant and each of the persons executing this Amendment on behalf of Tenant hereby represents and warrants to Landlord that Tenant is a duly organized and existing corporation and is in good standing under the laws of the State of Delaware, that all necessary corporate action has been taken to enter into this Amendment and that the person signing this Amendment on behalf of Tenant has been duly authorized to do so.

(b) Landlord and each of the persons executing this Amendment on behalf of Landlord hereby represents and warrants to Tenant that Landlord is a duly organized and existing limited liability company and is in good standing under the laws of the State of Delaware, that all necessary company action has been taken to enter into this Amendment and that the person signing this Amendment on behalf of Landlord has been duly authorized to do so.

9. Landlord and Tenant’s Representations and Acknowledgements.

(a) To the best of Tenant’s knowledge, Landlord has performed all of its obligations under the Lease. To the best of Tenant’s knowledge, Landlord is not in default under the Lease as of the date hereof, and Tenant is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Landlord under the Lease. Tenant has no current claims, defenses or set-offs of any kind to the payment or performance of Tenant’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Tenant to Landlord, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Tenant under the Lease as of the date hereof.

(b) To the best of Landlord’s knowledge, Tenant has performed all of its obligations under the Lease. To the best of Landlord’s knowledge, Tenant is not in default under the Lease as of the date hereof, and Landlord is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, or both, would constitute an event of default by Tenant under the Lease. Landlord has no current claims, defenses or set-offs of any kind to the payment or performance of Landlord’s obligations under the Lease. Nothing contained herein shall be deemed to waive any sums due from Landlord to Tenant, or any default or event which, with the passage of time or delivery of notice, or both, would constitute a default by Landlord under the Lease as of the date hereof.

2200 Pennsylvania Avenue NW

Vanda Pharmaceuticals Amendment No. 2

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10. Mutual Negotiation. Landlord and Tenant each hereby covenant and agree that each and every provision of this Amendment has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment, Landlord and Tenant do hereby waive any claim of authorship against the other party.

11. General Provisions. Landlord and Tenant agree that the terms and conditions of this Amendment shall also be subject to the same provisions regarding confidentiality as are contained within Section 25.20 of the Lease.

12. Binding Effect. This Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. All of the covenants contained in this Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, and permitted successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE FOLLOWS.]

2200 Pennsylvania Avenue NW

Vanda Pharmaceuticals Amendment No. 2

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the date and year first above written.

LANDLORD:

SQUARE 54 OFFICE OWNER LLC, a Delaware limited liability company

By:	BP/DC PROPERTIES, INC., a Maryland corporation, its sole member and manager

	By:	/s/ Jonathan L. Kaylor [SEAL]

		Name:	Jonathan L. Kaylor

		Title:	Senior Vice President

TENANT:

VANDA PHARMACEUTICALS INC., a Delaware corporation

By:	/s/ Mihael H. Polymeropoulos [SEAL]

	Name:	Mihael H. Polymeropoulos

	Title:	CEO

2200 Pennsylvania Avenue NW

Vanda Pharmaceuticals Amendment No. 2

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